Exhibit 10.2
RCN CORPORATION
2005 STOCK INCENTIVE PLAN
Restricted Stock Unit Award for Director
RSU DEFERRAL ELECTION FORM
     Pursuant to Section 6 of the RCN Corporation Restricted Stock Unit Award (the “RSU Agreement”), you are entitled to elect to defer the payment of all or a portion of the RSUs granted to you under the RSU Agreement, in accordance with the terms of this RSU Deferral Election Form (the “Election Form”). Absent a deferral election, your RSUs generally become payable following vesting in accordance with Section 5 of the RSU Agreement. You do not need to complete this form unless you are making a deferral election.
     The terms of the RSU Agreement are incorporated herein by reference, including the definition of terms set forth therein.
ALL ELECTIONS MUST BE RECEIVED BY THE COMPANY NO LATER THAN FEBRUARY 1, 2008

Director Name:
I. AMOUNT OF DEFERRAL
You may elect to defer payment of all or a portion of your RSU Award.
(Please Choose One):
☐	I elect to defer 50% of the number of RSUs subject to the RSU Award.

☐	I elect to defer 100% of the number of RSUs subject to the RSU Award.
Default (no election): Payment following vesting in accordance with Section 5 of the RSU Agreement.
II. TIMING OF PAYMENT
Payment of the RSUs elected for deferral pursuant to Section I above will be made within 15 days following the payment date you choose below. Payment will be made in 100% shares of the Company’s common stock, as provided under Section 5 of the RSU Agreement.
(Please Choose One):
☐	I elect to defer payment until (A) the fifth (5th) anniversary of the date of the RSU Award or (B) the termination of my service as a member of the Board, if earlier.

☐	I elect to defer payment until (A) the tenth (10th) anniversary of the date of the RSU Award, or (B) the termination of my service as a member of the Board, if earlier.

☐	I elect to defer payment until the date of my termination from service as a member of the of the Board.

Default (no election): Payment following vesting in accordance with Section 5 of the RSU Agreement.
Acceleration Events
Notwithstanding your election above, any portion of your RSU Award that is elected for deferral shall nevertheless be paid upon any earlier date on which an acceleration event occurs, as provided in Section 6 of the RSU Agreement.
Federal Income Taxes
While the Company does not represent or warrant the tax consequences of your RSUs or your election to defer any portion thereof, the amounts deferred pursuant to a valid deferral election will generally be taxable for federal income tax purposes as ordinary income to you in the year in which the RSUs are paid, based on the then fair market value of the stock received. As an independent contractor of the Company, your will be responsible for payment of all taxes with respect to the RSUs. Please seek advice from your professional tax advisor with respect to your RSUs and before making your deferral election. For purposes of compliance with Section 409A of the Code, the terms of this Election Form shall be subject to the requirements of Section 7 of the RSU Agreement.
Director Signature
I acknowledge that I have read and reviewed a copy of the Plan, the RSU Agreement and a copy of the prospectus for the Plan. I understand that my rights with respect to the deferred payment of the RSUs are that of a general, unsecured creditor of the Company. By signing this Election Form, I authorize implementation of the above instructions. I understand that the deferral elections that I have made on this Election Form are irrevocable and may not be changed in the future.

DIRECTOR

Signed:	Date:

ALL ELECTIONS MUST BE RECEIVED BY THE COMPANY NO LATER THAN FEBRUARY 1, 2008